Exhibit 99.1

Devon Energy Corporation 333 West Sheridan Avenue Oklahoma City, OK 73102-5015

NEWS RELEASE

Devon Energy Reports First-Quarter 2018 Results

Highlights

•	Raising full-year 2018 oil production outlook

•	High-rate Boundary Raider wells set Delaware Basin record

•	STACK Coyote development delivers prolific production rates

•	Showboat project online 40 days ahead of plan

•	G&A and interest savings to reach $175 million annually

•	$1 billion share-repurchase program underway

OKLAHOMA CITY – May 1, 2018 – Devon Energy Corp. (NYSE: DVN) today reported operational and financial results for the first quarter of 2018. Also included within the release is the company’s guidance outlook for the second quarter and full-year 2018.

“Devon delivered oil production at the high end of guidance and accelerated efficiency gains across the portfolio in the first quarter,” said Dave Hager, president and CEO. “Our performance was highlighted by commencing production on the highest-rate wells in the 100-year history of the Delaware Basin and efficiencies at our STACK Showboat project, which resulted in savings of $1.5 million per well and first production 40 days ahead of plan.

“Based on our strong year-to-date results and the confidence we have in our Delaware and STACK focused capital programs, we are raising our full-year oil production outlook,” Hager said. “Importantly, we are delivering this incremental production with lower costs. We expect per-unit lease operating expense to decline 5 to 10 percent by year-end, and we are on pace to reduce G&A and interest costs by $175 million annually.”

Operating Cash Flow Increases 11 Percent

In the first quarter of 2018, Devon’s operating cash flow totaled $804 million, an 11 percent increase from the fourth quarter of 2017. Devon reported a net loss totaling $197 million, or $0.38 per diluted share, in the first quarter. The quarterly loss was attributable to a $312 million charge related to the early retirement of debt. Adjusting for this one-time charge and other items securities analysts typically exclude from their published estimates, the company’s core earnings were $108 million, or $0.20 per diluted share, in the quarter.

Delaware and STACK Driving 2018 Oil Production Guidance Higher

Overall, total production averaged 544,000 oil-equivalent barrels (Boe) per day in the first quarter. Oil accounted for the largest component of the product mix at 46 percent of total volumes.

The majority of Devon’s production was attributable to its U.S. resource plays, which averaged 413,000 Boe per day. The strongest performance in the U.S. was driven by the company’s Delaware and STACK assets, where combined oil production increased 16 percent compared to the prior quarter. This robust growth drove U.S. oil production to the top end of guidance, averaging 122,000 barrels per day for the quarter.

Based on strong year-to-date results, Devon is raising its 2018 guidance for U.S. oil production. With the production raise, the midpoint of the company’s guidance for 2018 U.S. oil production now represents an estimated growth rate of 16 percent compared to 2017, up from the previous guidance of 14 percent. The improved outlook is driven by a combination of improving well productivity in the Delaware and STACK and efficiency gains compressing cycle times with development projects.

High-Rate Boundary Raider Wells Set Delaware Basin Record

The company’s development programs across its U.S. resource plays had another strong quarter of performance. In the Delaware, new well activity was headlined by two massive Boundary Raider wells that achieved a combined 24-hour initial production rate of approximately 24,000 Boe per day (80 percent oil). These are the highest-rate wells brought online in the history of the Delaware Basin.

In the STACK, Devon commenced production on 12 high-rate wells that averaged initial 30-day rates of 3,500 Boe per day (55 percent oil). The most prolific STACK wells for the quarter belonged to the four wells from the Coyote development that delivered average 30-day rates of 4,400 Boe per day.

For additional details on well results and other information about Devon’s E&P operations, please refer to the company’s first-quarter 2018 operations report at www.devonenergy.com.

Showboat Project Online 40 Days Ahead of Plan

Devon’s upstream capital was $664 million in the first quarter, 2 percent above the guidance range. This variance was driven primarily by efficiencies achieved at the company’s STACK Showboat project, where first production was achieved approximately 40 days ahead of plan, resulting in an acceleration of capital spend.

The efficiencies at Showboat were driven by a 30 percent improvement in drilling time and the doubling of completion stages per day compared to prior activity in the area. Overall, these operating improvements delivered cost savings of $1.5 million per well at Showboat.

With the better than expected efficiencies compressing cycle times across development projects and pulling forward activity, Devon now expects its capital to trend toward the high end of its 2018 guidance of $2.2 billion to $2.4 billion. The accelerated activity due to efficiencies will benefit both the 2018 and 2019 production profile.

Upstream Revenue in U.S. Advances and EnLink Profitability Expands

The company’s upstream revenue in the U.S. totaled $1.0 billion in the first quarter, a 36 percent improvement compared to the fourth quarter of 2017. Contributing factors to the strong revenue growth were higher commodity price realizations and growth in higher-margin, light-oil production.

In Canada, upstream revenues totaled $302 million in the first quarter. The company benefitted from Western Canadian Select (WCS) basis swaps on approximately 50 percent of its estimated Canadian oil production in the first quarter, generating cash settlements of $97 million.

Devon’s midstream business generated operating profits of $277 million in the first quarter, increasing 42 percent year over year. This growth was driven by the company’s investment in EnLink Midstream. Devon has a 64 percent ownership interest in EnLink’s general partner (NYSE: ENLC) and a 23 percent interest in the limited partner (NYSE: ENLK). In aggregate, the company’s ownership in EnLink has a market value of approximately $3 billion and is projected to generate cash distributions of $270 million in 2018.

Regional Basis Swaps Provide Price Protection

The company currently has about 60 percent of its expected oil and gas production protected for the remainder of 2018. These contracts consist of collars and swaps based off the West Texas Intermediate (WTI) oil benchmark and the Henry Hub natural gas index. Additionally, Devon has entered into regional basis swaps in an effort to protect price realizations across its portfolio in the U.S. and Canada, including attractive WCS and Midland basis oil hedges. The volume and pricing details associated with the company’s hedges are provided in the tables within this release.

Per-Unit Production Expense to Improve Throughout 2018

Devon’s production expense totaled $543 million, or $11.08 per Boe, in the first quarter, in line with guidance. New revenue recognition accounting rules were implemented in the first quarter, resulting in a $62 million increase to production expense. The new accounting rules changed the way certain processing fees are presented for natural gas and natural gas liquids. These fees were historically presented as reductions to revenue but are now recorded to production expense. This change had no impact on earnings or cash flow.

With growth in high-margin and low-cost production in the Delaware and STACK, per-unit production expense is projected to decline 5 to 10 percent by year-end 2018.

G&A and Interest Savings to Reach $175 Million Annually

The company’s general and administrative expenses (G&A) totaled $226 million in the first quarter. Subsequent to quarter-end, with workforce and non-personnel related cost reduction initiatives ongoing, the company expects G&A expense to decline by 15 percent in the second quarter. On an annualized run-rate basis, the company expects G&A savings of approximately $110 million.

Net financing costs totaled $431 million in the first quarter. Excluding the $312 million charge attributable to the early retirement of debt, net financing costs for the first quarter were $119 million. With the retirement of high-coupon debt in the first quarter, the company expects to reduce net financing costs by approximately $64 million on an annual basis.

In aggregate, these G&A and interest-reduction initiatives position Devon to lower its costs by approximately $175 million annually.

Successful Tender Activity Reduces Upstream Debt

Devon’s financial position remains exceptionally strong, with investment-grade credit ratings and excellent liquidity. The company exited the first quarter with $1.4 billion of cash on hand. In March, the company successfully repurchased $807 million of debt, reducing the company’s consolidated debt to $10.0 billion. Excluding non-recourse EnLink obligations, Devon’s stand-alone net debt is $4.7 billion.

Share Repurchase Program Reaches $204 Million; Dividend Increased 33 Percent

In the first quarter, Devon announced that its board of directors authorized a $1.0 billion share-repurchase program of the company’s common stock. As of the end of April, Devon had repurchased 6.2 million shares under the program at a total cost of $204 million, with an average share purchase price of $33. Devon expects to complete the stock repurchase program by the end of 2018.

The company’s board of directors also recently approved a 33 percent increase to its quarterly common stock dividend to $0.08 per share, compared to the prior rate of $0.06 per share. The new quarterly dividend rate is effective in the second quarter of 2018.

Divestiture Program Achieves $1.1 Billion of Asset Sales

To further focus its resource-rich portfolio, Devon is targeting asset divestiture proceeds in excess of $5 billion. In March, Devon advanced this divestiture goal by announcing the sale of its Johnson County asset in the southern portion of the Barnett Shale position for $553 million. The transaction is expected to close during the second quarter.

In a separate transaction within the Barnett, the company formed a partnership with DowDupont (“Dow”) in April. Under this arrangement, Devon will monetize half its working interest across 116 gross undrilled locations for an approximate $75 million payment from Dow spread over the next five years. With this agreement, Devon will also drill and operate up to 24 wells per year, with volumes dedicated to the EnLink gathering and processing infrastructure.

Overall, these two Barnett transactions, combined with other recent asset sales, have increased total divestiture proceeds over the past year to $1.1 billion.

Non-GAAP Reconciliations

Pursuant to regulatory disclosure requirements, Devon is required to reconcile non-GAAP (generally accepted accounting principles) financial measures to the related GAAP information. Core earnings and core earnings per share and other items referenced within the commentary of this release are non-GAAP financial measures. Reconciliations of these and other non-GAAP measures are provided within the tables of this release.

Conference Call Webcast and Supplemental Earnings Materials

Also provided with today’s release is the company’s detailed operations report that is available on the company’s website at www.devonenergy.com. The company’s first-quarter conference call will be held at 10 a.m. Central (11 a.m. Eastern) on Wednesday, May 2, 2018, and will serve primarily as a forum for analyst and investor questions and answers.

Forward-Looking Statements

This release includes “forward-looking statements” as defined by the Securities and Exchange Commission (SEC). Such statements include those concerning strategic plans, expectations and objectives for future operations, and are often identified by use of the words “expects,” “believes,” “will,” “would,” “could,” “forecasts,” “projections,” “estimates,” “plans,” “expectations,” “targets,” “opportunities,” “potential,” “anticipates,” “outlook” and other similar terminology. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company. Statements regarding our business and operations are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to: the volatility of oil, gas and NGL prices; uncertainties inherent in estimating oil, gas and NGL reserves; the extent to which we are successful in acquiring and discovering additional reserves; the uncertainties, costs and risks involved in oil and gas operations; regulatory restrictions, compliance costs and other risks relating to governmental regulation, including with respect to environmental matters; risks related to our hedging activities; counterparty credit risks; risks relating to our indebtedness; cyberattack risks; our limited control over third parties who operate our oil and gas properties; midstream capacity constraints and potential interruptions in production; the extent to which insurance covers any losses we may experience; competition for leases, materials, people and capital; our ability to successfully complete mergers, acquisitions and divestitures; and any of the other risks and uncertainties identified in our Form 10-K and our other filings with the SEC. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. The forward-looking statements in this release are made as of the date of this release, even if subsequently made available by Devon on its website or otherwise. Devon does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise. The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that meet the SEC’s definitions for such terms, and price and cost sensitivities for such reserves, and prohibits disclosure of resources that do not constitute such reserves. This release may contain certain terms, such as resource potential, potential locations, risked and unrisked locations, estimated ultimate recovery (or EUR), exploration target size and other similar terms. These estimates are by their nature more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of being actually realized. The SEC guidelines strictly prohibit us from including these estimates in filings with the SEC. Investors are urged to consider closely the disclosure in our Form 10-K, available at www.devonenergy.com. You can also obtain this form from the SEC by calling 1-800-SEC-0330 or from the SEC’s website at www.sec.gov.

About Devon Energy

Devon Energy is a leading independent energy company engaged in finding and producing oil and natural gas. Based in Oklahoma City and included in the S&P 500, Devon operates in several of the most prolific oil and natural gas plays in the U.S. and Canada with an emphasis on achieving strong returns and capital-efficient cash flow growth. For more information, please visit www.devonenergy.com.

Investor Contacts	Media Contact
Scott Coody, 405-552-4735	John Porretto, 405-228-7506
Chris Carr, 405-228-2496

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

PRODUCTION NET OF ROYALTIES

Quarter Ended
March 31, 2018
Oil and bitumen (MBbls/d)
U. S.	122
Heavy Oil	129

Retained assets	251
Divested assets	—

Total	251

Natural gas liquids (MBbls/d)
U. S.	91
Divested assets	6

Total	97

Gas (MMcf/d)
U. S.	1,002
Heavy Oil	12

Retained assets	1,014
Divested assets	163

Total	1,177

Total oil equivalent (MBoe/d)
U. S.	380
Heavy Oil	131

Retained assets	511
Divested assets	33

Total	544

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

PRODUCTION TREND

	2017				2018
	Quarter 1	Quarter 2	Quarter 3	Quarter 4	Quarter 1
Oil and bitumen (MBbls/d)
STACK	21	25	27	30	35
Delaware Basin	30	30	31	32	36
Rockies Oil	13	13	12	15	18
Heavy Oil	137	122	121	132	129
Eagle Ford	46	34	28	27	23
Barnett Shale	1	1	1	1	1
Other	11	10	11	9	9

Retained assets	259	235	231	246	251
Divested assets	2	3	2	—	—

Total	261	238	233	246	251

Natural gas liquids (MBbls/d)
STACK	26	31	32	34	37
Delaware Basin	10	10	11	13	11
Rockies Oil	1	1	1	1	2
Eagle Ford	15	10	12	13	8
Barnett Shale	36	35	29	36	31
Other	2	3	2	3	2

Retained assets	90	90	87	100	91
Divested assets	8	7	7	6	6

Total	98	97	94	106	97

Gas (MMcf/d)
STACK	287	298	313	316	344
Delaware Basin	87	94	90	89	97
Rockies Oil	15	17	13	14	18
Heavy Oil	23	14	16	15	12
Eagle Ford	115	92	86	87	63
Barnett Shale	498	496	498	466	470
Other	12	13	10	13	10

Retained assets	1,037	1,024	1,026	1,000	1,014
Divested assets	191	184	175	175	163

Total	1,228	1,208	1,201	1,175	1,177

Total oil equivalent (MBoe/d)
STACK	95	105	111	117	129
Delaware Basin	54	55	57	60	64
Rockies Oil	17	17	16	19	23
Heavy Oil	141	124	124	134	131
Eagle Ford	80	60	54	55	41
Barnett Shale	120	118	113	114	110
Other	14	16	14	13	13

Retained assets	521	495	489	512	511
Divested assets	42	41	38	36	33

Total	563	536	527	548	544

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

BENCHMARK PRICES

(average prices)	Quarter 1
	2018	2017
Oil ($/Bbl) - West Texas Intermediate (Cushing)	$62.93	$52.00
Natural Gas ($/Mcf) - Henry Hub	$3.01	$3.32

REALIZED PRICES

	Quarter Ended March 31, 2018
	Oil /Bitumen (Per Bbl)	NGL (Per Bbl)	Gas (Per Mcf)	Total (Per Boe)
United States	$61.79	$22.56	$2.41	$30.39
Canada	$19.74	N/M	N/M	$19.45

Realized price without hedges	$40.15	$22.56	$2.41	$27.75
Cash settlements	$(0.10)	$(0.53)	$0.17	$0.23

Realized price, including cash settlements	$40.05	$22.03	$2.58	$27.98

	Quarter Ended March 31, 2017
	Oil /Bitumen	NGL	Gas	Total
	(Per Bbl)	(Per Bbl)	(Per Mcf)	(Per Boe)
United States	$49.65	$15.46	$2.68	$25.86
Canada	$26.30	N/M	N/M	$25.73

Realized price without hedges	$37.33	$15.46	$2.68	$25.82
Cash settlements	$0.50	$—	$(0.03)	$0.15

Realized price, including cash settlements	$37.83	$15.46	$2.65	$25.97

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

CONSOLIDATED STATEMENTS OF EARNINGS

(in millions, except per share amounts)	Quarter Ended March 31,
	2018	2017
Upstream revenues (1)	$1,319	$1,541
Marketing and midstream revenues	2,491	2,010

Total revenues	3,810	3,551

Production expenses (2)	543	457
Exploration expenses	33	95
Marketing and midstream expenses	2,214	1,814
Depreciation, depletion and amortization	537	528
Asset impairments	—	7
Asset dispositions	(12)	(3)
General and administrative expenses	226	231
Financing costs, net	431	128
Other expenses	19	(31)

Total expenses	3,991	3,226

Earnings (loss) before income taxes	(181)	325
Income tax expense (benefit)	(28)	8

Net earnings (loss)	(153)	317
Net earnings attributable to noncontrolling interests	44	14

Net earnings (loss) attributable to Devon	$(197)	$303

Net earnings (loss) per share attributable to Devon:
Basic	$(0.38)	$0.58
Diluted	$(0.38)	$0.58
Weighted average common shares outstanding:
Basic	527	525
Diluted	527	528

(1) UPSTREAM REVENUES

(in millions)	Quarter Ended March 31,
	2018	2017
Oil, gas and NGL sales	$1,360	$1,309
Derivative cash settlements	11	8
Derivative valuation changes	(52)	224

Upstream revenues	$1,319	$1,541

(2) PRODUCTION EXPENSES

(in millions)	Quarter Ended March 31,
	2018	2017
Lease operating expense	$241	$223
Gathering, processing & transportation (see page 10)	228	163
Production taxes	59	55
Property taxes	15	16

Production expense	$543	$457

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

REVENUE RECOGNITION – PRESENTATION CHANGE ONLY

In January 2018, we adopted ASC 606 – Revenue from Contracts with Customers (ASC 606) and changed our accounting for certain gathering, processing and transportation costs on a prospective basis. The changes impact total revenues and total expenses by equal offsetting amounts with no impact to net earnings. As a result of the adoption of ASC 606 in the first quarter of 2018, our upstream revenues and production expenses both increased $62 million. To facilitate comparisons of our 2018 and 2017 upstream revenues and production expenses, the following tables provide pro forma results, assuming ASC 606 had been applied beginning in January 2017.

(in millions)	Quarter Ended March 31, 2017
	As Reported	Pro Forma	Change
Upstream revenues	$1,541	$1,604	$63
Production expenses	457	520	63

Net effect	$1,084	$1,084	$—

(in millions)	Quarter Ended June 30, 2017
	As Reported	Pro Forma	Change
Upstream revenues	$1,332	$1,395	$63
Production expenses	455	518	63

Net effect	$877	$877	$—

(in millions)	Quarter Ended September 30, 2017
	As Reported	Pro Forma	Change
Upstream revenues	$1,101	$1,167	$66
Production expenses	448	514	66

Net effect	$653	$653	$—

(in millions)	Quarter Ended December 31, 2017
	As Reported	Pro Forma	Change
Upstream revenues	$1,333	$1,396	$63
Production expenses	463	526	63

Net effect	$870	$870	$—

(in millions)	Year Ended December 31, 2017
	As Reported	Pro Forma	Change
Upstream revenues	$5,307	$5,562	$255
Production expenses	1,823	2,078	255

Net effect	$3,484	$3,484	$—

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)	Quarter Ended
	March 31,
	2018	2017
Cash flows from operating activities:
Net earnings (loss)	$(153)	$317
Adjustments to reconcile net earnings to net cash from operating activities:
Depreciation, depletion and amortization	537	528
Asset impairments	—	7
Leasehold impairments	8	42
Accretion on discounted liabilities	16	24
Total (gains) losses on commodity derivatives	41	(232)
Cash settlements on commodity derivatives	11	8
Gain on asset dispositions	(12)	(3)
Deferred income taxes	(32)	(12)
Share-based compensation	44	55
Early retirement of debt	312	—
Other	26	(24)
Changes in assets and liabilities, net	6	36

Net cash from operating activities	804	746

Cash flows from investing activities:
Capital expenditures	(832)	(653)
Acquisitions of property and equipment	(6)	(20)
Divestitures of property and equipment	48	32
Proceeds from sale of investment	—	190
Other	—	(3)

Net cash from investing activities	(790)	(454)

Cash flows from financing activities:
Borrowings of long-term debt, net of issuance costs	801	813
Repayments of long-term debt	(1,236)	(587)
Payment of installment payable	(250)	(250)
Early retirement of debt	(304)	—
Issuance of subsidiary units	1	55
Repurchases of common stock	(71)	—
Dividends paid on common stock	(32)	(32)
Contributions from noncontrolling interests	23	21
Distributions to noncontrolling interests	(102)	(81)
Shares exchanged for tax withholdings	(43)	(61)
Other	—	(2)

Net cash from financing activities	(1,213)	(124)

Effect of exchange rate changes on cash	(15)	(8)

Net change in cash, cash equivalents and restricted cash	(1,214)	160
Cash, cash equivalents and restricted cash at beginning of period	2,684	1,959

Cash, cash equivalents and restricted cash at end of period	$1,470	$2,119

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$1,424	$2,119
Restricted cash included in other current assets	46	—

Total cash, cash equivalents and restricted cash	$1,470	$2,119

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

CONSOLIDATED BALANCE SHEETS

(in millions)	March 31,	December 31,
	2018	2017
Current assets:
Cash and cash equivalents	$1,424	$2,673
Accounts receivable	1,695	1,670
Other current assets	516	448

Total current assets	3,635	4,791
Oil and gas property and equipment, based on successful efforts accounting, net	13,475	13,318
Midstream and other property and equipment, net	7,908	7,853

Total property and equipment, net	21,383	21,171
Goodwill	2,383	2,383
Other long-term assets	1,915	1,896

Total assets	$29,316	$30,241

Current liabilities:
Accounts payable	$862	$819
Revenues and royalties payable	1,269	1,180
Short-term debt	354	115
Other current liabilities	997	1,201

Total current liabilities	3,482	3,315

Long-term debt	9,628	10,291
Asset retirement obligations	1,141	1,113
Other long-term liabilities	567	583
Deferred income taxes	773	835
Equity:
Common stock	53	53
Treasury stock, at cost	(12)	—
Additional paid-in capital	7,269	7,333
Retained earnings	473	702
Accumulated other comprehensive earnings	1,122	1,166

Total stockholders’ equity attributable to Devon	8,905	9,254
Noncontrolling interests	4,820	4,850

Total equity	13,725	14,104

Total liabilities and equity	$29,316	$30,241

Common shares outstanding	526	525

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

CONSOLIDATING STATEMENTS OF OPERATIONS

(in millions)	Quarter Ended March 31, 2018
	Devon U.S. & Canada	EnLink	Eliminations	Total
Upstream revenues	$1,319	$—	$—	$1,319
Marketing and midstream revenues	879	1,761	(149)	2,491

Total revenues	2,198	1,761	(149)	3,810

Production expenses	543	—	—	543
Exploration expenses	33	—	—	33
Marketing and midstream expenses	873	1,490	(149)	2,214
Depreciation, depletion and amortization	399	138	—	537
Asset dispositions	(12)	—	—	(12)
General and administrative expenses	199	27	—	226
Financing costs, net	387	44	—	431
Other expenses	21	(2)	—	19

Total expenses	2,443	1,697	(149)	3,991

Earnings (loss) before income taxes	(245)	64	—	(181)
Income tax expense (benefit)	(34)	6	—	(28)

Net earnings (loss)	(211)	58	—	(153)
Net earnings attributable to noncontrolling interests	—	44	—	44

Net earnings (loss) attributable to Devon	$(211)	$14	$—	$(197)

OTHER KEY STATISTICS

(in millions)	Quarter Ended March 31, 2018
	Devon U.S. & Canada	EnLink	Eliminations	Total
Cash flow statement related items:
Operating cash flow	$610	$194	$—	$804
Divestitures of property and equipment	$47	$1	$—	$48
Capital expenditures	$(651)	$(181)	$—	$(832)
Debt activity, net	$(1,111)	$122	$—	$(989)
EnLink distributions received (paid)	$67	$(169)	$—	$(102)

Balance sheet statement items:
Net debt (1)	$4,659	$3,899	$—	$8,558

(1)	Net debt is a non-GAAP measure. For a reconciliation of the comparable GAAP measure, see “Non-GAAP Financial Measures” later in this release.

CAPITAL EXPENDITURES

(in millions)	Quarter Ended
March 31, 2018
Upstream capital	$664
Land and other acquisitions	6

Exploration and production (E&P) capital	670
Capitalized interest	18
Other	13

Devon capital expenditures (1)	$701

(1)	Excludes $181 million attributable to EnLink for the first quarter of 2018.

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

NON-GAAP FINANCIAL MEASURES

This press release includes non-GAAP financial measures. These non-GAAP measures are not alternatives to GAAP measures, and you should not consider these non-GAAP measures in isolation or as a substitute for analysis of our results as reported under GAAP. Below is additional disclosure regarding each of the non-GAAP measures used in this press release, including reconciliations to their most directly comparable GAAP measure.

CORE EARNINGS

Devon’s reported net earnings include items of income and expense that are typically excluded by securities analysts in their published estimates of the company’s financial results. Accordingly, the company also uses the measures of core earnings and core earnings per share attributable to Devon. Devon believes these non-GAAP measures facilitate comparisons of its performance to earnings estimates published by securities analysts. Devon also believes these non-GAAP measures can facilitate comparisons of its performance between periods and to the performance of its peers. The following table summarizes the effects of these items on first-quarter 2018 earnings.

(in millions, except per share amounts)	Quarter Ended March 31, 2018
	Before-tax	After-tax	After Noncontrolling Interests	Per Diluted Share
Loss attributable to Devon (GAAP)	$(181)	$(153)	$(197)	$(0.38)
Adjustments:
Asset dispositions	(12)	(9)	(9)	(0.02)
Asset and exploration impairments	10	7	7	0.01
Deferred tax asset valuation allowance	—	6	6	0.01
Fair value changes in financial instruments and foreign currency	63	62	61	0.12
Early retirement of debt	312	240	240	0.46

Core earnings attributable to Devon (Non-GAAP)	$192	$153	$108	$0.20

NET DEBT

Devon defines net debt as debt less cash and cash equivalents and net debt attributable to the consolidation of EnLink Midstream as presented in the following table. Devon believes that netting these sources of cash against debt and adjusting for EnLink net debt provides a clearer picture of the future demands on cash from Devon to repay debt.

(in millions)	March 31, 2018
	Devon U.S. & Canada	EnLink	Devon Consolidated
Total debt (GAAP)	$6,066	$3,916	$9,982
Less cash and cash equivalents	(1,407)	(17)	(1,424)

Net debt (Non-GAAP)	$4,659	$3,899	$8,558

DEVON ENERGY CORPORATION

FORWARD LOOKING GUIDANCE

PRODUCTION GUIDANCE

	Quarter 2		Full Year
	Low	High	Low	High
Oil and bitumen (MBbls/d)
U.S.	129	134	130	135
Heavy Oil	110	115	125	130

Retained assets	239	249	255	265
Divested assets	—	—	—	—

Total	239	249	255	265

Natural gas liquids (MBbls/d)
Retained assets	97	100	99	102
Divested assets	3	5	2	4

Total	100	105	101	106

Gas (MMcf/d)
U.S.	990	1,040	1,000	1,050
Heavy Oil	11	13	11	13

Retained assets	1,001	1,053	1,011	1,063
Divested assets	105	115	65	70

Total	1,106	1,168	1,076	1,133

Total oil equivalent (MBoe/d)
U.S.	391	408	396	412
Heavy Oil	112	117	127	132

Retained assets	503	525	523	544
Divested assets	21	24	13	16

Total	524	549	536	560

PRICE REALIZATIONS GUIDANCE

	Quarter 2		Full Year
	Low	High	Low	High
Oil and bitumen - % of WTI
U.S.	95%	100%	95%	100%
Canada	35%	55%	35%	50%
NGL - realized price	$20	$24	$20	$24
Natural gas - % of Henry Hub	73%	83%	73%	83%

DEVON ENERGY CORPORATION

FORWARD LOOKING GUIDANCE

OTHER GUIDANCE ITEMS

	Quarter 2		Full Year
($ millions, except %)	Low	High	Low	High
Marketing & midstream operating profit	$250	$270	$1,050	$1,150
Production expenses	$530	$580	$2,100	$2,200
Exploration expenses	$25	$35	$90	$100
Depreciation, depletion and amortization	$560	$610	$2,300	$2,400
General & administrative expenses	$180	$200	$775	$825
Financing costs, net	$105	$115	$440	$470
Other expenses	$15	$20	$60	$80
Current income tax rate	0%	5%	0%	5%
Deferred income tax rate	20%	25%	20%	25%

Total income tax rate	20%	30%	20%	30%

Net earnings attributable to noncontrolling interests	$30	$50	$185	$205

CAPITAL EXPENDITURES GUIDANCE
	Quarter 2		Full Year
(in millions)	Low	High	Low	High
Upstream capital	$550	$650	$2,200	$2,400
Capitalized interest	15	20	50	80
Other	20	30	50	70

Devon capital expenditures (1)	$585	$700	$2,300	$2,550

(1)	Excludes capital expenditures related to EnLink.

DEVON ENERGY CORPORATION

FORWARD LOOKING GUIDANCE

Oil Commodity Hedges As of April 27, 2018

	Price Swaps		Price Collars
Period	Volume (Bbls/d)	Weighted Average Price ($/Bbl)	Volume (Bbls/d)	Weighted Average Floor Price ($/Bbl)	Weighted Average Ceiling Price ($/Bbl)
Q2-Q4 2018	75,631	$56.25	92,858	$51.02	$61.45
Q1-Q4 2019	40,130	$58.08	54,790	$51.72	$61.72

Oil Basis Swaps As of April 27, 2018

	Oil Basis Swaps			Oil Basis Collars
Period	Index	Volume (Bbls/d)	Weighted Average Differential to WTI ($/Bbl)	Volume (Bbls/d)	Weighted Average Floor Differential to WTI ($/Bbl)	Weighted Average Ceiling Differential to WTI ($/Bbl)
Q2-Q4 2018	Midland Sweet	20,491	$(1.02)	—	$—	$—
Q2-Q4 2018	Argus LLS	10,691	$3.95	—	$—	$—
Q2-Q4 2018	Argus MEH	4,669	2.49	—	$—	$—
Q2-Q4 2018	Western Canadian Select	69,018	$(14.91)	1,775	$(15.50)	$(13.93)
Q1-Q4 2019	Midland Sweet	28,000	$(0.46)	—	$—	$—
Q1-Q4 2019	Argus MEH	6,000	2.49	—	$—	$—

Natural Gas Commodity Hedges - Henry Hub As of April 27, 2018

	Price Swaps		Price Collars
Period	Volume (MMBtu/d)	Weighted Average Price ($/MMBtu)	Volume (MMBtu/d)	Weighted Average Floor Price ($/MMBtu)	Weighted Average Ceiling Price ($/MMBtu)
Q2-Q4 2018	357,393	$2.96	194,795	$2.77	$3.10
Q1-Q4 2019	118,588	$2.83	87,844	$2.69	$3.06

Natural Gas Basis Swaps As of April 27, 2018

Period	Index	Volume (MMBtu/d)	Weighted Average Differential to Henry Hub ($/MMBtu)
Q2-Q4 2018	Panhandle Eastern Pipe Line	93,545	$(0.48)
Q2-Q4 2018	El Paso Natural Gas	53,455	$(1.17)
Q2-Q4 2018	Houston Ship Channel	66,818	$0.00
Q2-Q4 2018	Transco Zone 4	10,036	$(0.03)
Q1-Q4 2019	Panhandle Eastern Pipe Line	4,959	$(0.81)
Q1-Q4 2019	El Paso Natural Gas	60,000	$(1.58)
Q1-Q4 2019	Houston Ship Channel	72,500	$(0.01)
Q1-Q4 2019	Transco Zone 4	7,397	$(0.03)

Devon’s oil derivatives settle against the average of the prompt month NYMEX West Texas Intermediate futures price. Devon’s natural gas derivatives settle against the Inside FERC first of the month Henry Hub index. Commodity hedge positions are shown as of April 27, 2018.